EXECUTION COPY

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of September 10, 2009 by and among ActiveCare, Inc., a Delaware corporation (the “Company”), and each of the purchasers of shares of Series A Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto and such purchasers’ respective successors and assigns (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I.
PURCHASE AND SALE OF PREFERRED STOCK

Section 1.01           Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.00001 per share, at a purchase price equal to $1.75 per share (the “Preferred Shares”), convertible into shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto. The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit B (the “Certificate of Designation”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or Section 4(2) of the Securities Act.

Section 1.02           Warrants.

(a)           Class A Warrants.  In addition to the Class B Warrants (as defined below in Section 1.02(b)) to be issued by the Company pursuant to Section 1.02(b) below, the Company agrees to issue to each of the Purchasers, for each Preferred Share purchased, one warrant in substantially the form attached hereto as Exhibit C (the “Class A Warrants”), to purchase that number of shares of Common Stock equal to the aggregate number of Preferred Shares purchased by such Purchaser.  The number of Class A Warrants each Purchaser shall be issued pursuant to this Agreement is set forth opposite such Purchaser’s name on Exhibit A hereto. The Class A Warrants shall have an initial term of five (5) years from the Closing Date and shall have an exercise price per share equal to $1.75, subject to adjustment pursuant to the terms of the Class A Warrants.

(b)           Class B Warrants.  In addition to the Class A Warrants to be issued by the Company pursuant to Section 1.02(a) above, the Company agrees to issue to each of the Purchasers, for each Preferred Share purchased, one warrant in substantially the form attached hereto as Exhibit D (the “Class B Warrants”, and, together with the Class A Warrants, the “Warrants”), to purchase that number of shares of Common Stock equal to the aggregate number of Preferred Shares purchased by such Purchaser.  The number of Class B Warrants each Purchaser shall be issued pursuant to this Agreement is set forth opposite such Purchaser’s name on Exhibit A hereto. The Class B Warrants shall have an initial term of five (5) years from the Closing Date and shall have an exercise price per share equal to $2.25, subject to adjustment pursuant to the terms of the Class B Warrants.

Section 1.03           Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and exercise of all of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares”.

Section 1.04           Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly with respect to the amounts set forth opposite the name of each such Purchaser respectively on Exhibit A, agree to purchase the Preferred Shares and the Warrants for an aggregate purchase price of $1,000,000 (the “Purchase Price”). The closing of the purchase and sale of the Preferred Shares and the Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Haynes and Boone, LLP, 1221 Avenue of the Americas, 26th Floor, New York, New York 10020 (the “Closing”) at 10:00 a.m., New York time (i) on or before September 10, 2009; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (w) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (x) a Class A Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto (y) a Class B Warrant to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Section 2.01           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)           Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company’s registration statement on Form S-1 filed with the Commission on September 30, 2008, including the accompanying financial statements, or in the Company’s Form 10-Q for the fiscal quarter ended June 30, 2009, or on Schedule 2.01(g) hereto. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.01(c) hereof) on the Company’s financial condition.

(b)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Lock-Up Agreement (as defined in Section 3.21 hereof), the Irrevocable Transfer Agent Instructions (as defined in Section 3.15 hereof), the Certificate of Designation, the Class A Warrants and the Class B Warrants (collectively, the “Transaction Documents”), to issue and sell the Preferred Shares, the Warrants and the Conversion Shares in accordance with the terms hereof and otherwise carry out its obligations thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization. The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company, as of the date hereof, are set forth on Schedule 2.01(c) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth on Schedule 2.01(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever granted by the Company or existing pursuant to agreements to which the Company is a party and relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.01(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in this Agreement or as set forth on Schedule 2.01(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.01(c) hereto, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 2.01(c) or 2.01(k) hereto, (i) there are no outstanding debt securities, or other form of material debt of the Company or any of its subsidiaries, (ii) there are no outstanding securities of the Company or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, (iii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement and (iv) as of the date of this Agreement, except as disclosed on Schedule 2.01(c) hereto, to the Company’s and each of its subsidiaries’ knowledge, no Person (as defined below) or group of related Persons beneficially owns or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed. Except as set forth on Schedule 2.01(c) hereto, there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company stock incentive plan or employee stock purchase plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For purposes of this Agreement, “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, assets, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under the Transaction Documents in any material respect.

(d)           Issuance of Shares. The Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation. When the Conversion Shares are issued in accordance with the terms of the Certificate of Designation or the Warrants, as applicable, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the Warrants and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) conflict with or violate any provision of the Company’s Certificate or Bylaws or the organizational documents of any subsidiary of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any subsidiary of the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company or any subsidiary of the Company under any agreement or any commitment to which the Company or any subsidiary of the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any government entity, except for possible violations which singly or in the aggregate do not and will not have a Material Adverse Effect.

(f)            Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act from January 1, 2009 through the date hereof (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents.  The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transaction contemplated by this Agreement.  At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents and, as for their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           Subsidiaries. Schedule 2.01(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person’s ownership. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

(h)           No Material Adverse Change. Since September 30, 2008, neither the Company nor any subsidiary has experienced or suffered any Material Adverse Effect or any event, occurrence or development that could reasonably be expected to result in a Material Adverse Effect.

(i)            No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since September 30, 2008, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j)            No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)           Indebtedness. Schedule 2.01(k) hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l)            Title to Assets. Each of the Company and its subsidiaries has good and marketable title to all of its real and personal property set forth in its Final 424(b)(3) Prospectus filed with the Commission on January 20, 2009, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances (collectively, “Liens”) except for those that, individually or in the aggregate, do not cause and are not reasonably likely to cause a Material Adverse Effect. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m)           Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in Schedule 2.01(m), there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

(n)           Compliance with Law. The business of the Company and its subsidiaries has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)           Taxes. The Company and each of its subsidiaries has accurately prepared and filed all federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and its subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and that are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service (the “IRS”). The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any completed tax period, nor of any basis for any such assessment, adjustment or contingency.

(p)           Certain Fees. Except as set forth on Schedule 2.01(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(q)           Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement (the “Disclosure Materials”) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)            Intellectual Property. The Company and each of its subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in Schedule 2.01(r) hereto, and all rights with respect to the foregoing, that are necessary for the conduct of its business as now conducted without any conflict with the rights of others (the “Intellectual Property”). There are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company or any subsidiary bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. There is no claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges the right of the Company or any subsidiary with respect to any Intellectual Property or challenges the validity or scope of any Intellectual Property owned or licensed by the Company or any subsidiary.  There is no claim or action or proceeding pending or, to the Company’s knowledge, threatened by others that the Company or any subsidiary violates any patent, trademark, copyright, trade secret or other proprietary right of others. The Company is unaware of any reasonably discernable facts or circumstances that might give rise to any claim, action or proceeding against the Company or any subsidiary for infringement of any issued patent, trademark, or copyright of any third party.

(s)           Environmental Compliance. The Company and each of its subsidiaries have obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws and used in its business or in the business of any of its subsidiaries, unless the failure to possess such approvals, authorizations, certificates, consents, licenses, orders or permits, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, the Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws and there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t)           Books and Record Internal Accounting Controls. The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. Except as set forth in the Commission Documents, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities.

(u)           Material Agreements. Neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act that has not been so filed. The Company and each of its subsidiaries have in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. Except as set forth on Schedule 2.01(u) hereto, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Preferred Shares, other preferred stock, if any, or its Common Stock.

(v)           Transactions with Affiliates. Except as set forth in Schedule 2.01(v) hereto there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer or director of the Company, or any of its subsidiaries, or any person owning 5% or more of any class of the Company’s voting securities or any member of the immediate family of such officer, director or stockholder or any corporation or other entity controlled by such officer, director or stockholder, or a member of the immediate family of such officer, director or stockholder.

(w)           Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares, Warrants and Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Preferred Shares, Warrants, Conversion Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Preferred Shares, Warrants and Conversion Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Preferred Shares, Warrants and Conversion Shares.

(x)           Certain Registration Matters. Assuming the accuracy of the Purchasers’ representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Preferred Shares, Warrants or Conversion Shares by the Company to the Purchasers under the Transaction Documents.  The Company is eligible to register the Conversion Shares and all shares of Common Stock that may be issued as payments of dividends on the Preferred Shares (the “Dividend Shares”) for resale by the Purchasers under Form S-1 promulgated under the Securities Act.

(y)           Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to Section 3.22 below, and the filing of the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares, the Warrants and the Conversion Shares, or for the performance by the Company of its obligations under the Transaction Documents.

(z)           Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.01(z) hereto, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. No officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(aa)           Absence of Certain Developments. Except as set forth on Schedule 2.01(aa) hereto, since September 30, 2008 neither the Company nor any subsidiary has:

(i)	issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)
borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business that are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii)	discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)
declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)	sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi)
sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)
suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business from an existing customer;

(viii)	made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)	made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x)
entered into any other contract or agreement involving payment obligations of more than $25,000 other than in the ordinary course of business, or entered into any other material contract or agreement involving payment obligations of more than $50,000 or performable over a period of more than one year, whether or not in the ordinary course of business;

(xi)	made charitable contributions or pledges in excess of $10,000;

(xii)	suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)	experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)	entered into an agreement, written or otherwise, to take any of the foregoing actions.

(bb)           Investment Company Act Status. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(cc)           ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries that is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares and Warrants will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.01(cc), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) that is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(dd)           Dilutive Effect. The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares and upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(ee)           No Integrated Offering. Neither the Company, nor any subsidiary nor any of its or their affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Preferred Shares, Warrants and Conversion Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would prevent the Company from selling the Preferred Shares, Warrants and Conversion Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Preferred Shares, Warrants and Conversion Shares to be integrated with other offerings. The Company does not have any registration statement pending but not yet effective before the Commission or currently under the Commission’s review and except as set forth on Schedule 2.01(ee) hereto, since January 1, 2009, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(ff)           Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder upon the effectiveness of such provisions.

(gg)         Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that to the best of its knowledge, the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries that may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(hh)          DTC Status. The Company’s current transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company’s transfer agent is set forth on Schedule 2.01(hh) hereto.

(ii)           Insurance. Except as set forth on Schedule 2.01 (ii) hereto, The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. To the best of Company’s knowledge, such insurance contracts and policies are valid and in full force and effect. Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(jj)           Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Preferred Shares, the Warrants or the Conversion Shares and the Purchasers’ ownership of the Preferred Shares, the Warrants and the Conversion Shares.

(kk)          Foreign Corrupt Practices. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ll)            Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

(mm)        Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Preferred Shares, Warrants or Conversion Shares or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Preferred Shares, Warrants and Conversion Shares.

(nn)          No Disagreements with Accountants. There are no unresolved disagreements regarding the Company’s accounting policies presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company. The Company’s accountants are set forth in the Schedule 2.01(nn) hereto. To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Securities Act.

(oo)          Material Non-Public Information. Except with respect to the transactions contemplated hereby, the Company has not provided any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

(pp)          Solvency.  Except as set forth on Schedule 2.01(pp) hereto, the Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

Section 2.02           Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a)           Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

(c)           Purchase For Own Account. Each Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.02(g) below, such Purchaser does not agree to hold the Preferred Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Preferred Shares or the Warrants at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(d)           Status of Purchasers. Such Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

(e)           Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)            No General Solicitation. Each Purchaser acknowledges that the Preferred Shares and the Warrants were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(g)           Rule 144. Such Purchaser understands that the Preferred Shares, the Warrants and the Conversion Shares must be held indefinitely unless such Preferred Shares, Warrants and Conversion Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Preferred Shares, Warrants or Conversion Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h)           General. Such Purchaser understands that the Preferred Shares, Warrants and Conversion Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Preferred Shares, Warrants and Conversion Shares.

(i)            Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock.

(j)            Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Preferred Shares, Warrants and Conversion Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Preferred Shares, Warrants and Conversion Shares.

ARTICLE III.
COVENANTS

The Company covenants with the Purchasers as follows (subject to the provisions of Section 7.03 hereof), which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.01           Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, Warrants and Conversion Shares as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants and the Conversion Shares to the Purchasers or subsequent holders. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to be taken on or before the Closing Date in order to obtain an exemption for or to qualify the Preferred Shares, Warrants and Conversion Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Preferred Shares, Warrants and Conversion Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

Section 3.02           Registration. As soon as practicable, but in no event later than thirty (30) calendar days after the Closing Date, the Company shall prepare and file a registration statement on Form S-1 to register all of the Conversion Shares and Dividend Shares.  Such registration statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Conversion Shares and Dividend Shares. The Company shall (i) not permit any securities other than the Conversion Shares, Dividend Shares and any shares of Common Stock that were issued or are issuable pursuant to the Merger Agreement (as defined in Section 4.02(d) hereof) to be included in the registration statement and (ii) use its best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to ninety (90) calendar days after the Closing Date, and to keep such registration statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Conversion Shares and Dividend Shares covered by such registration statement have been sold or (y) the date on which all Conversion Shares and Dividend Shares may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect. If at any time and for any reason, an additional registration statement is required to be filed because at such time the actual number of shares of Common Stock payable as Dividend Shares, the actual number of shares of Common Stock into which the Preferred Shares are convertible and the actual number of shares of Common Stock into which the Warrants are exercisable exceeds the number of shares of Conversion Shares and Dividend Shares remaining under the registration statement, the Company shall have twenty (20) calendar days to file an additional registration statement, and the Company shall use its best efforts to cause such additional registration statement to be declared effective by the Commission as soon as possible, but in no event later than ninety (90) days after filing.

Section 3.03           Reporting Obligations and Sales of Unregistered Securities.  So long as any Purchaser holds any Preferred Shares, Warrants or Conversion Shares, the Company shall comply in all respects with its reporting and filing obligations under the Exchange Act, and comply with all requirements related to any registration statement filed pursuant to this Agreement, shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.  Subject to Section 3.02 and the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Preferred Shares, Warrants and Conversion Shares, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.04           Listing.  So long as any Purchaser holds any Preferred Shares, Warrants or Conversion Shares, the Company shall use its best efforts to have its Common Stock (including the Conversion Shares) approved for trading on the Over the Counter Bulletin Board automated quotation system maintained by the Financial Industry Regulatory Authority, Inc. (the “OTCBB”) and, upon any such approval, to take all action necessary to continue the listing or trading of the Company’s Common Stock on the OTCBB. Furthermore, upon the Company satisfying the initial listing standards of either the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the Company shall use its best efforts to have its Common Stock (including the Conversion Shares) approved for trading on either the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, as the case may be, and, upon any such approval, to take all action necessary to continue the listing or trading of the Company’s Common Stock on one of these three national exchanges.

Section 3.05           Inspection Rights. So long as any Purchaser holds any Preferred Shares, Warrants or Conversion Shares, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, for purposes reasonably related to such Purchaser’s interests as a stockholder, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

Section 3.06          Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.07           Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.08           Reporting Requirements. So long as any Purchaser holds any Preferred Shares, Warrants or Conversion Shares, if the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser:

(a)           Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b)           Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c)           Copies of all notices and information, including, without limitation, notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.09           Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares; provided, however, that (i) any other class or series of equity securities which by its terms shall rank pari passu or senior to the Preferred Shares may be created and issued with the prior written consent of the holders of seventy-five percent (75%) of the Preferred Shares then outstanding and (ii) any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank junior to the Preferred Shares shall not be deemed to materially and adversely affect such rights, preferences or privileges.

Section 3.10           Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

Section 3.11           Distributions. So long as any Purchaser holds any Preferred Shares, Warrants or Conversion Shares, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company (other than repurchases from employees of the Company not to exceed $50,000 in the aggregate amount per fiscal year, or provided that all dividends have been paid upon the Preferred Shares, repurchases pursuant to Rule 10b-18 under the Exchange Act of up to $50,000 per fiscal year).

Section 3.12           Status of Dividends. The Company covenants and agrees that (i) in no report to stockholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Preferred Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in GAAP required as a result of action by an authoritative accounting standards setting body and (ii) it will take no action that would result in the dividends paid by the Company on the Preferred Shares out of the Company’s current or accumulated earnings and profits being ineligible for the dividends received deduction provided by Section 243(a)(1) of the Code. The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Stock as “Convertible Preferred Stock” in its annual and quarterly financial statements. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Shares out of the Company’s current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Preferred Shares, join with the Purchasers in the submission to the IRS of a request for a ruling that dividends paid on the Preferred Shares will be so eligible for federal income tax purposes. In addition, the Company will reasonably cooperate with the Purchasers in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code. Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if (i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Preferred Shares or Conversion Shares should not be treated as dividends for federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Preferred Shares is allowable for federal income tax purposes or (ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the IRS shall issue a published ruling or advise that dividends on the Preferred Shares should not be treated as dividends for federal income tax purposes. If the IRS specifically determines that the Preferred Shares or Conversion Shares constitute debt, the Company may file protective claims for refund.

Section 3.13           Use of Proceeds. The net proceeds from the sale of the Preferred Shares, Warrants and Conversion Shares shall be used by the Company for research and development expense, sales and marketing expense, and inventory purchases, as set forth on Schedule 3.13 hereto; provided, however, the net proceeds from the sale of the Preferred Shares, Warrants and Conversion Shares hereunder shall not be used to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.14           Reservation of Shares. So long as any Purchaser holds any Preferred Shares or Warrants, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred twenty percent (120%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

Section 3.15           Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares, in such denominations as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”). A copy of the Irrevocable Transfer Agent Instructions, acknowledged in writing by the Company’s transfer agent, shall be delivered to the Purchasers within seven (7) calendar days following the Closing Date.  Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.01 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.15 will be given by the Company to its transfer agent and that the Preferred Shares, Warrants and Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Preferred Shares, Warrants or Conversion Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Preferred Shares, Warrants and Conversion Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.15 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.15 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.15, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.16           Disposition of Assets. So long as any Purchaser holds any Preferred Shares, neither the Company nor any subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except (i) for sales to customers in the ordinary course of business, (ii) for sales or leases of permanently retired, obsolete or worn out assets or assets no longer used or useful in the business or (iii) with the prior written consent of the holders of seventy-five percent (75%) of the Preferred Shares then outstanding.

Section 3.17           Reverse Stock Split. So long as any Purchaser holds any Preferred Shares, Warrants or Conversion Shares, the Company shall not effect a reverse stock split of its Common Stock without the prior written consent of the holders of seventy-five percent (75%) of the Preferred Shares then outstanding.

Section 3.18           Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than 9:00 a.m. New York time on the first Trading Day (as defined below) following the Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Certificate of Designation, the form of Class A Warrant, the form of Class B Warrant and the Press Release) as soon as practicable following the Closing Date but in no event later than four (4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. “Trading Day” means any day during which the OTCBB (or other principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.19           Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.20           Pledge of Securities. The Company acknowledges and agrees that the Preferred Shares and Conversion Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchasers’ expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

Section 3.21           Lock-Up Agreement. As soon as practicable, but in no event later than fourteen (14) calendar days after the Closing Date, all officers and directors of the Company shall be subject to the terms and provisions of a lock-up agreement in substantially the form as Exhibit F hereto (the “Lock-Up Agreement”), which shall provide the manner in which such persons will sell, transfer or dispose of their shares of Common Stock (and a copy of each such executed Lock-Up Agreements shall be delivered to the Purchasers).

Section 3.22           Subsequent Financings.

(a)           For a period of one (1) year following the following the Closing Date, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a “Rights Notice”) each Purchaser of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a “Subsequent Financing”), of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock; provided, however, that prior to delivering a Rights Notice to each Purchaser, the Company shall first deliver to each Purchaser a written notice of the Company’s intention to effect a Subsequent Financing (“Pre-Notice”) within three (3) Trading Days of receiving an applicable offer, which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing. Each Purchaser must notify the Company within three (3) Trading Days of receipt of the Pre-Notice that such Purchaser elects to review the details of such financing (“Pre-Notice Acceptance”). Upon the Company’s receipt of a Pre-Notice Acceptance, and only upon the Company’s receipt of a Pre-Notice Acceptance, the Company shall promptly, but no later than two (2) Trading Days after such receipt, deliver a Rights Notice to such Purchaser. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing (if known at such time), the proposed closing date of the Subsequent Financing, which shall be within twenty (20) calendar days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Purchaser an option (the “Rights Option”) during the ten (10) Trading Days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether such Purchaser will purchase up to its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing. If any Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed the aggregate Purchase Price of all Purchasers hereunder. For purposes of this Section, all references to “pro rata” means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the number of Preferred Shares purchased by such Purchaser at the Closing by (y) the total number of all of the Preferred Shares purchased by all of the participating Purchasers at the Closing. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the purchase price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur on that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.22(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.22(a) shall not apply to issuances of securities in a Permitted Financing (as defined hereinafter).

(b)           Except for a Permitted Financing, the Company shall not enter into any Subsequent Financing for a period of ninety (90) days following the effective date of any initial registration statement.

(c)           For purposes of this Agreement, a Permitted Financing shall not be considered a Subsequent Financing. A “Permitted Financing” shall mean (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement (so long as the conversion or exercise price of such securities are not amended to lower such price, except as a result of stock dividends, subdivisions or combinations, and/or adversely affect the Purchasers), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) shares of Common Stock issued for consideration per share of at least $1.75 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) or options with an exercise price of at least $1.75 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction), in each case, issued to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose and (v) the payment of dividends on the Preferred Shares in shares of Common Stock or additional Preferred Shares.

(d)           So long as any Preferred Shares are outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

Section 3.23          Indebtedness and Liens.  So long as any Purchaser holds any Preferred Shares, Warrants or Conversion Shares, the Company shall not, nor shall the Company allow any of its subsidiaries to, without the prior written consent of the holders of seventy-five percent (75%) of the Preferred Shares then outstanding, (a) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind in excess of an aggregate of $250,000, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom) or (b) enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than, (i) Liens for any indebtedness or guaranteed indebtedness, in each case, not in excess of an aggregate of $250,000, (ii) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP and (iii) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien.

Section 3.24           Integration.  The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Shares and Warrants in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares and Warrants to the Purchasers.

Section 3.25           Directors and Officers Insurance. As soon as practicable, but in no event later than sixty (60) calendar days after the Closing Date, the Company shall obtain directors and officers insurance of at least $2 million from an insurance company acceptable to the Purchasers and shall maintain such insurance coverage for so long as any Purchaser holds any Preferred Shares, Warrants or Conversion Shares.

Section 3.26           Key Man Life Insurance.  As soon as practicable, but in no event later than sixty (60) calendar days after the Closing Date, the Company shall obtain $3 million of key man life insurance for James Dalton, which policy shall name the Purchasers as its sole beneficiaries, and the premiums of which shall be paid by the Purchasers. The Company shall maintain such key man life insurance coverage until the earlier of (a) the election by the holders of seventy-five percent (75%) of the Preferred Shares then outstanding to terminate such coverage or (b) such time as the Purchasers do not hold any Preferred Shares, Warrants or Conversion Shares.

ARTICLE IV.
CONDITIONS

Section 4.01          Conditions Precedent to the Obligation of the Company to Sell the Preferred Shares and Warrants. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price. The Purchase Price for the Preferred Shares and Warrants shall have been delivered to the Company.

(e)           Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.02          Conditions Precedent to the Obligation of the Purchasers to Purchase the Preferred Shares and Warrants. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)           Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           Conversion of Existing Convertible Securities.  Prior to the Closing, any and all existing Convertible Securities (as such term is defined in the Class A Warrant) shall have been converted or exchanged for shares of Common Stock.

(d)           Closing of the Merger. ActiveCare Nevada, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), shall have merged with and into HG Partners, Inc., a Nevada corporation (“HG”), in accordance with the terms of that certain Agreement and Plan of Merger among the Company, Merger Sub, HG, Harborview Master Fund, L.P. and Gemini Master Fund, Ltd. dated September 10, 2009 (the “Merger Agreement”) and the Company shall have provided the Purchasers evidence that the Merger Shares, as such term is defined in the Merger Agreement, were delivered to Harborview Master Fund, L.P. and Gemini Master Fund, Ltd. thereunder.

(e)            No Suspension, Etc. Trading in the Company’s Common Stock on the Pink Sheets shall not have been suspended by the Commission or the Financial Industry Regulatory Authority, Inc. (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares and the Warrants.

(f)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(g)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(h)           Certificate of Designation of Rights and Preferences. The Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of Delaware.

(i)            Opinion of Counsel, Etc. The Purchasers shall have received an opinion of Durham Jones & Pinegar P.C., counsel to the Company, dated the date of the Closing, in the form of Exhibit G hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing.

(j)            Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request).

(k)           Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.01(b) hereof in a form reasonably acceptable to the Purchasers (the “Resolutions”).

(l)            Reservation of Shares. The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to one hundred twenty percent (120%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares and Warrants outstanding on the Closing Date.

(m)           Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to the Company’s transfer agent.

(n)           Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(o)           Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.02 as of the Closing Date.

(p)           Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect.

(q)           Completion of Due Diligence. The Purchasers shall have satisfactorily completed their financial and legal due diligence investigation of the Company.

ARTICLE V.
STOCK CERTIFICATE LEGEND

Section 5.01          Legend. Each certificate representing the Preferred Shares, the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing any of the Conversion Shares without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act. The Company will respond to any such notice from a holder within three (3) business days. In the case of any proposed transfer under this Section 5.01, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.01 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares (provided that a registration statement under the Securities Act providing for the resale of the Conversion Shares is then in effect), the Company shall cause its transfer agent to electronically transmit the Conversion Shares to a Purchaser by crediting the account of such Purchaser’s Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement) provided that the Company and the Company’s transfer agent are participating in DTC through the DWAC system.

Section 5.02           Liquidated Damages. In addition to such Purchasers’ other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $2,000 of Conversion Shares (based on the VWAP (as defined hereinafter) of the Common Stock on the date such securities are submitted to the transfer agent) delivered for removal of the restrictive legend and subject to Section 5.01, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the fourth (4th) Trading Day following the legend removal date until such certificate is delivered without a legend. Nothing herein shall limit such Purchasers’ rights to pursue actual damages for the Company’s failure to deliver certificates representing any securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

For purposes hereof, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (as defined hereinafter), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTCBB is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTCBB; (c) if the Common Stock is not then quoted for trading on the OTCBB and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an Independent Appraiser (as such term is defined in the Class A Warrant) selected in good faith by the holders of a majority of the Preferred Stock then outstanding and reasonably acceptable to the Company.

For purposes hereof, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTCBB.

ARTICLE VI.
INDEMNIFICATION

Section 6.01           General Indemnity.  The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.  Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

Section 6.02           Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.  No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.  To the extent that the foregoing undertaking by an indemnifying party is unenforceable for any reason, the indemnifying party will make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law.

ARTICLE VII.
MISCELLANEOUS

Section 7.01           Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided however, that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder up to an aggregate amount equal to $45,000.  The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Preferred Shares, Warrants, and Conversion Shares pursuant hereto.

Section 7.02           Specific Enforcement, Consent to Jurisdiction.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.02 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.03          Entire Agreement; Amendment. This Agreement (including all exhibits and schedules hereto) and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of Preferred Shares convertible into at least seventy-five percent (75%) of the Conversion Shares issuable upon the conversion of the Preferred Shares then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

Section 7.04           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)           If to the Company:

ActiveCare, Inc.
5095 West 2100 South
Salt Lake City, UT 84120
Attention: James J. Dalton
Fax No.: (801) 974-9553

with copies to:

Durham Jones & Pinegar P.C.
111 East Broadway, Suite 900
Salt Lake City, UT  84111
Attention: Kevin R. Pinegar, Esq.
Fax No.: (801) 415-3500

(b)           If to any Purchaser at the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to:

Haynes and Boone, LLP
1221 Avenue of the Americas, 26th  Floor
New York, New York 10022
Attention: Rick A. Werner, Esq.
Fax No.: (212) 884-8234

and

Peter J. Weisman, P.C.
767 Third Avenue, 6th Floor
New York, New York 10017
Fax No.: (212) 676-5665

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.05           Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.06           Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.07           Successors and Assigns; Restrictions on Transfer. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

Section 7.08          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.09           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to a trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.10          Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder for the applicable statute of limitations period.

Section 7.11          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.12          Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13           Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14           Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Warrants, the Conversion Shares, the Certificate of Designation and the other Transaction Documents.

Section 7.15           Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of a Purchaser arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Purchaser, and that no trustee, officer, other investment vehicle or any other affiliate of such Purchaser or any investor, shareholder or holder of shares of beneficial interest of such a Purchaser shall be personally liable for any liabilities of such Purchaser.

Section 7.16           Like Treatment of Purchasers.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payments or issue any securities to the Purchasers in amounts which are disproportionate to the respective numbers of outstanding Preferred Shares held by any Purchasers at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Preferred Shares, Warrants or Conversion Shares or otherwise.

Section 7.17           Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive it from paying all or any portion of payments relating to the Preferred Shares, the Warrants and the Conversion Shares, or which may affect the covenants under, or the performance of, any of the Transaction Documents; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to any Purchaser herein or in any of the other Transaction Documents, but will suffer and permit the execution of every such power as though no such law has been enacted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

ACTIVECARE, INC.

By:	/s/ James J. Dalton
Name: James J. Dalton
Title: Chief Executive Officer

HARBORVIEW MASTER FUND, L.P.

By:	/s/ David Sims
Name: David Sims
Title: Navigator Management Ltd, Authorized signatory

GEMINI MASTER FUND, LTD.

By:	/s/ Steven W. Winters
Name: Steven W. Winters
Title: President of the Investment Manager

Signature Page to Series A Convertible Preferred Stock Purchase Agreement

EXHIBIT A to the
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
ACTIVECARE, INC.

Names and Addresses of Purchasers	Number of Preferred Shares Purchased	Number of Class A Warrants Purchased	Number of Class B Warrants Purchased	Dollar Amount of Investment
Harborview Master Fund, L.P. c/o Harborview Advisors, LLC 850 Third Ave, Suite 1801 New York, NY 10022	285,714	285,714	285,714	$500,000

Gemini Master Fund, Ltd. c/o Gemini Strategies, LLC 135 Liverpool Drive, Suite C Cardiff, CA 92007	285,714	285,714	285,714	$500,000

A-1

EXHIBIT B to the
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
ACTIVECARE, INC.

FORM OF CERTIFICATE OF DESIGNATION

B-1

EXHIBIT C to the
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
ACTIVECARE, INC.

FORM OF CLASS A WARRANT

C-1

EXHIBIT D to the
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
ACTIVECARE, INC.

 FORM OF CLASS B WARRANT

D-1

EXHIBIT E to the
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
ACTIVECARE, INC.

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

ACTIVECARE, INC.

as of September __, 2009

[Transfer Agent name and address]

Ladies and Gentlemen:

Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of September __, 2009, by and among ActiveCare, Inc., a Delaware corporation (the “Company”), and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company is issuing to the Purchasers shares of its Series A Convertible Preferred Stock, par value $0.00001 per share, (the “Preferred Shares”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to such registration statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (801) 974-9474.

Very truly yours,

ACTIVECARE, INC.

By:
Name:
Title:
ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:________________________________________________
     Name:
     Title:

Date:______________]

EXHIBIT I

ACTIVECARE, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of ActiveCare, Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Preferred Stock, par value $0.00001 per share (the “Preferred Shares”), of ActiveCare, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion

Number of Preferred Shares to be converted:

The Common Stock has been sold pursuant to a registration statement.

Yes:           ☐           No: ☐

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:_____________________
Title:
Dated________________

EXHIBIT II

FORM OF EXERCISE NOTICE

EXERCISE FORM

ACTIVECARE, INC.

The undersigned ____________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _______________ shares of Common Stock of ActiveCare, Inc. covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: ___________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise                                       ☐

Cashless Exercise                                ☐

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $______________ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is _______________. The Issuer shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is _____________ .

Where:

The number of shares of Common Stock to be issued to the Holder _________________  (“X”).

The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised _______________________ (“Y”).

The Warrant Price ___________________ (“A”).

The Per Share Market Value of one share of Common Stock ______________________ (“B”).

ASSIGNMENT

FOR VALUE RECEIVED, ____________________hereby sells, assigns and transfers unto ______________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

     FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto ___________________ the right to purchase _______________________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint _____________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_______canceled (or transferred or exchanged) this _____ day of ________________, _____________ shares of Common Stock issued therefor in the name of _______________, Warrant No. W-________ issued for ______________ shares of Common Stock in the name of ________________________. ]

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Transfer Agent Name and Address]

Re: ActiveCare, Inc.

Ladies and Gentlemen:

We are counsel to ActiveCare, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Series A Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of September __, 2009, by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers shares of its Series A Convertible Preferred Stock, par value $0.00001 per share, (the “Preferred Shares”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”).

On  __________________, 2009, the Company filed a Registration Statement on Form S-1 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of shares of Common Stock issued upon conversion of the Preferred Shares (the “Conversion Shares”) and / or shares of Common Stock issued upon the exercise of the Warrants (the “Warrant Shares”) which names each of the present Purchasers as a selling stockholder thereunder.

     In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933, as amended (the “1933 Act”) at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Conversion Shares and Warrant Shares, as applicable, are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY COUNSEL]

By:
cc: [LIST NAMES OF PURCHASERS]

EXHIBIT F to the
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
ACTIVECARE, INC.

FORM OF LOCK-UP AGREEMENT

F-1

EXHIBIT G to the
SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
ACTIVECARE, INC.

FORM OF OPINION OF COUNSEL

G-1